EXHIBIT 4.06
DEPOSIT AGREEMENT
Dated
January 23, 2008
CITIGROUP INC.,
ISSUER
-and-
THE BANK OF NEW YORK,
AS DEPOSITARY, CONVERSION AGENT, REGISTRAR AND TRANSFER AGENT
RELATING TO RECEIPTS, DEPOSITARY SHARES AND RELATED
7.0% NON-CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES K

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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SECTION 7.09	Headings	32

Exhibit A – Form of Face of Receipt; Form of Reverse of Receipt

Exhibit B – Certificate of Designation

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DEPOSIT AGREEMENT
     DEPOSIT AGREEMENT, dated January 23, 2008, among CITIGROUP INC., a Delaware corporation, THE BANK OF NEW YORK, a New York banking corporation, as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.
WITNESSETH:
     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company’s Convertible Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Convertible Preferred Stock deposited and for the execution and delivery of Receipts evidencing Depositary Shares;
     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;
     WHEREAS, the terms, conditions, and pricing mechanisms upon conversion of the Convertible Preferred Stock is substantially set forth in the Certificate of Designation attached hereto as Exhibit B; and
     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:
ARTICLE 1
DEFINITIONS
     The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:
     “Base Price” shall have the meaning set forth in the Certificate of Designation.
     “Certificate of Designation” shall mean the certificate that amends the Restated Certificate of Incorporation of the Company, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 22, 2008 and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.
     “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company dated April 18, 2000, including any certificates of designation, and as restated or amended from time to time.
     “Convertible Preferred Stock, Series K” or “Convertible Preferred Stock” shall mean shares of the Company’s 7.0% Non-Cumulative Convertible Preferred Stock, Series K (liquidation preference $50,000 per share), $1.00 par value per share, heretofore validly issued, fully paid and nonassessable.
     “Common Stock” shall mean the common stock, par value $0.01, of the Company or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.
     “Company” shall mean Citigroup Inc., a Delaware corporation, and its successors.
     “Conversion Agent” shall mean The Bank of New York, a New York banking corporation, having its principal executive office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as Depositary hereunder.
     “Conversion at the Option of the Company Date” shall have the meaning set forth in the Certificate of Designation.
     “Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.
     “Depositary” shall mean The Bank of New York, a New York banking corporation having its principal executive office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.
     “Depositary Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 101 Barclay Street, New York, New York 10286.
     “Depositary Share” shall mean the security representing a 1/1,000th fractional interest in a share of Convertible Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Convertible Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Convertible Preferred Stock represented by such Depositary Share (including the conversion, dividend, voting, redemption and liquidation rights contained in the Certificate of Designation).
     “Depositary’s Agent” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.
     “Dividend Payment Date” shall have the meaning set forth in the Certificate of Designation.
     “Dividend Record Date” shall have the meaning set forth in the Certificate of Designation.
     “DTC” means The Depository Trust Company.
     “DTC Receipt” has the meaning set forth in Section 2.01.

     “Fundamental Change” shall have the meaning set forth in the Certificate of Designation.
     “Make-Whole Acquisition” shall have the meaning set forth in the Certificate of Designation.
     “Make-Whole Acquisition Conversion” shall have the meaning set forth in the Certificate of Designation.
     “Make-Whole Acquisition Effective Date” shall have the meaning set forth in the Certificate of Designation.
     “Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.
     “record date” shall mean the date fixed pursuant to Section 4.04.
     “Record holder” or “holder” as applied to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.
     “redemption date” has the meaning set forth under Section 2.03.
     “redemption price” has the meaning set forth under Section 2.03.
     “Registrar” shall mean The Bank of New York or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Convertible Preferred Stock, as herein provided.
     “Reorganization Event” shall have the meaning set forth in the Certificate of Designation.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Transfer Agent” shall mean The Bank of New York or any bank or trust company appointed to transfer the Receipts and the deposited Convertible Preferred Stock, as herein provided.
ARTICLE 2
FORM OF RECEIPTS, DEPOSIT OF CONVERTIBLE PREFERRED STOCK,
EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
     SECTION 2.01 Form and Transferability of Receipts.
     Definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon, and pursuant to, the written order of the Company delivered in compliance with Section 2.02 shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary Office without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Convertible Preferred Stock deposited, as definitive Receipts.
     Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the Receipts (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
     Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.
     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Shares may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.
     Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer, or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments with respect to the Convertible Preferred Stock, to exercise any redemption, voting, or conversion rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.
     Notwithstanding the foregoing, upon request by the Company, the Depositary and the Company will make application to DTC for acceptance of all or a portion of the Receipts for its book-entry settlement system. In connection with any such request, the Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.
     If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of shares of Convertible Preferred Stock and other property in connection with the withdrawal, redemption or conversion of Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company.

     SECTION 2.02 Deposit of Convertible Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.
     Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 8,000 shares of Convertible Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Convertible Preferred Stock registered in such names specified in such written order. The Depositary acknowledges receipt of the aforementioned 8,000 shares of Convertible Preferred Stock and related documentation and agrees to hold such deposited Convertible Preferred Stock in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints The Bank of New York as the Registrar and Transfer Agent for the Convertible Preferred Stock deposited hereunder and The Bank of New York hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Convertible Preferred Stock held by it by notation, book-entry or other appropriate method.
     If required by the Depositary, Convertible Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Convertible Preferred Stock or to receive other property that any person in whose name the Convertible Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Convertible Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
     Upon receipt by the Depositary of a certificate or certificates for Convertible Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Convertible Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Convertible Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. Other than in the case of splits, combinations or other reclassifications affecting the Convertible Preferred Stock, or in the case of dividends or other distributions of Convertible Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Convertible Preferred Stock as set forth in the Certificate of Designation, as such may be amended. To the extent that the Company issues shares of Convertible Preferred Stock in excess of the amount set forth in the Certificate of Designation as of the date hereof

(which shares have been validly authorized by the Company), the Company shall notify the Depositary of such issuance in writing.
     The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.
     SECTION 2.03 Optional Redemption of Convertible Preferred Stock for Cash.
     Whenever the Company shall elect to redeem shares of deposited Convertible Preferred Stock for cash in accordance with the provisions of the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days’ prior written notice of the date fixed for redemption of such Convertible Preferred Stock (the “redemption date”) and of the number of such shares of Convertible Preferred Stock held by the Depositary to be redeemed and the applicable redemption price (the “redemption price”), as set forth in the Certificate of Designation. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Convertible Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Convertible Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither the failure to mail any such notice to one or more such holder nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption except as to the holder to whom notice was defective or not given.
     The Company shall prepare and provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of deposited Convertible Preferred Stock and Depositary Shares to be redeemed; (iv) if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where the Convertible Preferred Stock and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (vi) that on the redemption date dividends in respect of the Convertible Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue.
     In the event that notice of redemption has been made as described in the immediately preceding paragraphs and the Company shall then have paid in full to the Depositary the redemption price (determined pursuant to the Certificate of Designation) of the Convertible Preferred Stock deposited with the Depositary to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Convertible Preferred Stock so called for redemption by the Company and on the redemption date (unless the Company shall have failed to pay for the shares of Convertible Preferred Stock to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), all dividends in respect of the shares of Convertible Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price of $50 per Depositary Share plus any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the redemption date. The foregoing shall be further subject to the terms and conditions of the Certificate of Designation. In the event of any conflict between the provisions of the Deposit Agreement and the provisions of the Certificate of Designation, the provisions of the Certificate of Designation will govern and the Company will instruct the Depositary in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Designation be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.
     If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.
     If less than all of the Convertible Preferred Stock is redeemed pursuant to the Company’s exercise of its optional redemption right, the Depositary will select the Depositary Shares to be redeemed pursuant to this Section 2.03 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable.
     SECTION 2.04 Registration of Transfers of Receipts.
     The Company hereby appoints The Bank of New York as the Registrar and Transfer Agent for the Receipts and The Bank of New York hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment by the applicable party of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
     SECTION 2.05 Combinations and Split-ups of Receipts.
     Upon surrender of a Receipt or Receipts at the Depositary Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
     SECTION 2.06 Surrender of Receipts and Withdrawal of Convertible Preferred Stock.
     Any holder of a Receipt or Receipts may withdraw any number of whole shares of deposited Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary

Shares by surrendering such Receipt or Receipts to the Depositary or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Convertible Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.07 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Convertible Preferred Stock, and subject to the terms and conditions of this Deposit Agreement, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Convertible Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Convertible Preferred Stock will not thereafter be entitled to deposit such Convertible Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Convertible Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Convertible Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Convertible Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.
     If the deposited Convertible Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Convertible Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Convertible Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.
     The Depositary shall deliver the deposited Convertible Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Depositary Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
     SECTION 2.07 Limitations on Execution and Delivery, Transfer, Split-up. Combination, Surrender and Exchange of Receipts.
     As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge and stock transfer or registration fee with respect thereto (including any such tax or charge with respect to the Convertible Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange on which the deposited Convertible Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.
     The deposit of Convertible Preferred Stock may be refused, the delivery of Receipts against Convertible Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any other provision of this Deposit Agreement.
     SECTION 2.08 Lost Receipts, etc.
     In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, that the holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a protected purchaser and (ii) an indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary; and provided, further that no substitute Receipt will be executed or delivered in the circumstances described in Section 22(b) of the Certificate of Designation.
     SECTION 2.09 Cancellation and Destruction of Surrendered Receipts.
     All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized, but not required, to destroy such Receipts so cancelled.
     SECTION 2.10 Conversion at the Option of Holders.
     Subject to the terms and conditions of this Deposit Agreement and the Certificate of Designation, Receipts may be surrendered at any time by the holders thereof with written instructions to the Depositary instructing it to convert any specified number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipts into shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the Certificate of Designation. Depositary shares may be converted at the option of the holders only in lots of 1,000 Depositary Shares or integral multiples thereof.
     On the date of any conversion at the option of the holders, a holder of a Receipt shall surrender such Receipt at the Depositary Office or such other office as the Depositary may from time to time designate for such purpose, together with a notice of conversion thereof duly completed and executed and a proper assignment of such Receipt to the Company or the Transfer Agent or in blank to the Depositary or its agent, thereby instructing the Depositary to cause the conversion of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt specified in such notice of conversion into shares of Common Stock in accordance with the terms of the Certificate of Designation. If required, the holder must also pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to the Certificate of Designation or Section 3.05. Conversion of the Receipts will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.
     Upon receipt by the Conversion Agent of a Receipt, together with a notice of conversion supplied by the holder of such Receipt and instructing the Conversion Agent to convert a specified number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, the Conversion Agent is hereby authorized and instructed to, and shall, as promptly as practicable, (a) give written notice to the Transfer Agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt surrendered for conversion and the number of shares of Common Stock to be delivered upon conversion of such shares of Convertible Preferred Stock and the amount of immediately available funds (as specified in writing by the Company), if any, to be delivered to the holder of such Receipts in payment of any fractional shares of Common Stock otherwise issuable, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Conversion Agent) shall have been appointed, cause such Registrar to cancel such Receipt, and (c) deliver to the Transfer Agent for the Convertible Preferred Stock or any other authorized agent of the Company (as specified in writing by the Company) certificates for the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, which certificates shall thereupon be canceled by such Transfer Agent or other authorized agent.
     As promptly as practicable after such Transfer Agent or other authorized agent of the Company has received such certificates from the Conversion Agent, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of Common Stock, and such amount of immediately available funds, if any, in lieu of receiving fractional shares as specified in a written notice from the Company and (b) the Conversion Agent is hereby authorized and instructed to, and shall, deliver at the Depositary Office, (i) a certificate or certificates evidencing the number of shares of Common Stock into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt has been converted and which have been provided by the Company and (ii) cash in lieu of receiving fractional shares of Common Stock in accordance with Section 2.13 and which has been provided by the Company.
     If Receipts are surrendered to the Depositary Office or such other office as the Depositary may from time to time designate for such purpose for conversion between the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date or any holder of Receipts surrendered with instructions to the Depositary for conversion of the Convertible Preferred Stock represented thereby shall remit to the Depositary with such Receipts an amount of funds equal to the dividend payable on the underlying Convertible Preferred Stock on such Dividend Payment Date computed and paid as set forth in the Certificate of Designation, to the extent required thereunder. The Depositary shall have no duty or obligation to investigate or inquire whether Receipts representing shares of Convertible Preferred Stock are surrendered for conversion between the close of business on the Dividend Record Date and the opening of business on the next succeeding Dividend Payment Date, and whether the amount of funds, if any, submitted by the holder of the Receipts is equal to the dividend payable on the underlying Convertible Preferred Stock on such Dividend Payment Date or whether such was computed and paid as set forth in the Certificate of Designation.
     In the event that optional conversion is elected by a holder of a surrendered Receipt with respect to less than all Depositary Shares evidenced by such Receipt, upon such optional conversion the Depositary shall authenticate, countersign and deliver to such holder thereof, at the expense of the Company, a new Receipt evidencing the Depositary Shares as to which such optional conversion was not effected.
     Delivery of Common Stock and other property following a conversion pursuant to this Section 2.10 may be made by the delivery of certificates and which, if required by law in the judgment of the Company, shall be accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.
     SECTION 2.11 Conversion upon Certain Acquisitions.
     On or before the twentieth day prior to the date on which the Company anticipates consummating a Make-Whole Acquisition (or, if later, promptly after the Company discovers that the Make-Whole Acquisition will occur), a written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Depositary, which notice shall contain (i) the date on which the Make-Whole Acquisition is anticipated to be effected, and whether such Make-Whole Acquisition is anticipated to be a Fundamental Change; and (ii) the date, which shall be 30 days after the anticipated Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition Conversion option must be exercised. On or before the twentieth day prior to the date on which the Company anticipates consummating the Make-Whole Acquisition (or, if later, promptly after the Company discovers that the Make-Whole Acquisition will occur), a written notice shall be sent by or on behalf of the Depositary, such notice to be prepared by the Company and sent to the Depositary, by first-class mail, postage prepaid, to the holders of Receipts containing the same information as is contained in the notice received by the Depositary from the Company.
     On the Make-Whole Acquisition Effective Date, another written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Depositary, which notice shall contain (i) the date that shall be 30 days after the Make-Whole Acquisition Effective Date; (ii) the number of Make-Whole Shares and, if such Make-Whole Acquisition is a Fundamental Change, the Base Price; (iii) the amount of cash, securities and other consideration payable per share of Common Stock and Convertible Preferred Stock (and Depositary Share); and (iv) the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition or, if applicable, Fundamental Change. On the Make-Whole

Acquisition Effective Date, another written notice also shall be sent by or on behalf of the Depositary, by first-class mail, postage prepaid, to the holders of Receipts. Such notice shall be prepared by the Company and sent to the Depositary and shall contain: (i) the date that shall be 30 days after the Make-Whole Acquisition Effective Date; (ii) the number of Make-Whole Shares and, if such Make-Whole Acquisition is a Fundamental Change, the Base Price; (iii) the amount of cash, securities and other consideration payable per share of Common Stock and Convertible Preferred Stock (and Depositary Share); and (iv) the instructions a holder of Depositary Shares must follow to exercise the Make-Whole Acquisition Conversion or, if applicable, the Fundamental Change conversion right of the shares of Convertible Preferred Stock represented by such holder’s Depositary Shares.
     To exercise such Make-Whole Acquisition Conversion option, a holder must, no later than 5:00 p.m., New York City time, on or before the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice described in the preceding paragraph, surrender such holder’s Receipts at the Depositary Office or such other office as the Depositary may from time to time designate for such purpose, together with a notice of conversion thereof duly completed and executed and a proper assignment of such Receipts to the Company or the Transfer Agent or in blank to the Depositary or its agent, thereby instructing the Depositary to cause the conversion of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipts specified in such notice of conversion into shares of Common Stock in accordance with the terms of the Certificate of Designation. If required, the holder must also pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to the Certificate of Designation or Section 3.05. Conversion of the Receipts will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.
     Upon receipt by the Conversion Agent of a Receipt, together with a notice of conversion supplied by the holder of such Receipt and instructing the Conversion Agent to convert a specified number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt in connection with a Make-Whole Acquisition or a Fundamental Change, the Conversion Agent is hereby authorized and instructed to, and shall, as promptly as practicable, (a) give written notice to the Transfer Agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt surrendered for conversion and the number of shares of Common Stock to be delivered upon conversion of such shares of Convertible Preferred Stock and the amount of immediately available funds (as specified in writing by the Company), if any, to be delivered to the holder of such Receipts in payment of any fractional shares of Common Stock otherwise issuable, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Conversion Agent) shall have been appointed, cause such Registrar to cancel such Receipt, and (c) deliver to the Transfer Agent for the Convertible Preferred Stock or any other authorized agent of the Company (as specified in writing by the Company) certificates for the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, which certificates shall thereupon be canceled by such Transfer Agent or other authorized agent.
     As promptly as practicable after such Transfer Agent or other authorized agent of the Company has received such certificates from the Conversion Agent, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of

Common Stock, and such amount of immediately available funds, if any, in lieu of receiving fractional shares as specified in a written notice from the Company and (b) the Conversion Agent is hereby authorized and instructed to, and shall, deliver at the Depositary Office, (i) a certificate or certificates evidencing the number of shares of Common Stock into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by the such Receipt has been converted and which have been provided by the Company (or cash in lieu thereof in accordance with Section 10(c) of the Certificate of Designation) and (ii) cash in lieu of receiving fractional shares of Common Stock in accordance with Section 2.13 and which has been provided by the Company.
     If Receipts are surrendered to the Depositary Office or such other office as the Depositary may from time to time designate for such purpose for conversion between the close of business on the Dividend Record Date with respect to any dividend payment on the Convertible Preferred Stock and the opening of business on the next succeeding Dividend Payment Date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the Convertible Preferred Stock represented thereby shall remit to the Depositary with such Receipts an amount of funds equal to the dividend payable on the underlying Convertible Preferred Stock on such Dividend Payment Date computed and paid as set forth in the Certificate of Designation, to the extent required thereunder. The Depositary shall have no duty or obligation to investigate or inquire whether Receipts representing shares of Convertible Preferred Stock are surrendered for conversion between the close of business on the Dividend Record Date and the opening of business on the next succeeding Dividend Payment Date, and whether the amount of funds, if any, submitted by the holder of the Receipts is equal to the dividend payable on the underlying Convertible Preferred Stock on such Dividend Payment Date or whether such was computed and paid as set forth in the Certificate of Designation.
     In the event that Make-Whole Acquisition Conversion or, if applicable, a Fundamental Change conversion is elected by a holder with respect to less than all Depositary Shares as evidenced by a surrendered Receipt, upon such optional conversion the Depositary shall authenticate, countersign and deliver to such holder thereof, at the expense of the Company, a new Receipt evidencing the Depositary Shares as to which such optional conversion was not effected.
     Delivery of Common Stock and other property following a conversion pursuant to this Section 2.11 may be made by the delivery of certificates and which, if required by law in the judgment of the Company, shall be accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.
     SECTION 2.12 Conversion at the Option of the Company.
     In connection with any conversion at the option of the Company in accordance with the Certificate of Designation, the Company shall deliver an Officers’ Certificate (as defined in the Certificate of Designation) to the Depositary stating that it has complied with all of the conditions to the exercise of its optional conversion rights set forth in the Certificate of

Designation, and the Depositary shall have no duty or obligation to inquire or investigate whether the Company has complied with the terms of the Certificate of Designation.
     If the Company exercises such conversion right, it shall provide written notice of such conversion to the Depositary stating, in addition to any information required by applicable law or regulation, (i) the Conversion at the Option of the Company Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Convertible Preferred Stock; and (iii) the number of shares of Convertible Preferred Stock to be converted; (iv) if fewer than all shares of Convertible Preferred Stock held by any holder are to be converted, the number of such shares held by such holder to be so converted; (v) the place or places where the shares of Convertible Preferred Stock to be converted are to be surrendered for conversion.
     Upon receipt of such notice, the Depositary shall as promptly as practicable provide notice of the Company’s exercise of such conversion right to each holder of Receipts, which notice shall be prepared by the Company and sent to the Depositary and shall state (i) the Conversion at the Option of the Company Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Convertible Preferred Stock (and Depositary Share); (iii) the number of shares of Convertible Preferred Stock and Depositary Shares to be converted; (iv) if fewer than all Depositary Shares held by any holder are to be converted, the number of such Depositary Shares held by such holder to be so converted; (v) the place or places where the Depositary Shares to be converted are to be surrendered for conversion.
     On the date of any conversion at the option of the Company, a holder of a Receipt must surrender such Receipt at the Depositary Office or such other office as the Depositary may from time to time designate for such purpose, together with a notice of conversion thereof duly completed and executed and a proper assignment of such Receipt to the Company or the Transfer Agent or in blank to the Depositary or its agent. If required, the holder must also pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to the Certificate of Designation or Section 3.05. Conversion of the Receipts will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied.
     Upon receipt by the Conversion Agent of a Receipt in connection with a conversion at the option of the Company, the Conversion Agent is hereby authorized and instructed to, and shall, as promptly as practicable, (a) give written notice to the Transfer Agent for the Convertible Preferred Stock of the number of shares of Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt surrendered for conversion and the number of shares of Common Stock to be delivered upon conversion of such shares of Convertible Preferred Stock and the amount of immediately available funds (as specified in writing by the Company), if any, to be delivered to the holder of such Receipts in payment of any fractional shares of Common Stock otherwise issuable, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Conversion Agent) shall have been appointed, cause such Registrar to cancel such Receipt, and (c) deliver to the Transfer Agent for the Convertible Preferred Stock or any other authorized agent of the Company (as specified in writing by the Company) certificates for the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, which certificates shall thereupon be canceled by such Transfer Agent or other authorized agent.

     As promptly as practicable after such Transfer Agent or other authorized agent of the Company has received such certificates from the Conversion Agent, (a) the Company shall cause to be furnished to the Depositary a certificate or certificates evidencing such number of shares of Common Stock, and such amount of immediately available funds, if any, in lieu of receiving fractional shares as specified in a written notice from the Company and (b) subject to the next succeeding sentence, the Conversion Agent is hereby authorized and instructed to, and shall, deliver at the Depositary Office, (i) a certificate or certificates evidencing the number of shares of Common Stock into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by the such Receipt has been converted and which have been provided by the Company and (ii) cash in lieu of receiving fractional shares of Common Stock in accordance with Section 2.13 and which has been provided by the Company.
     In the event that conversion at the option of the Company is effected with respect to less than all Depositary Shares as evidenced by a surrendered Receipt, upon such optional conversion the Depositary shall authenticate, countersign and deliver to such holder thereof, at the expense of the Company, a new Receipt evidencing the Depositary Shares as to which such conversion was not effected.
     Delivery of Common Stock and other property following a conversion pursuant to this Section 2.12 may be made by the delivery of certificates and which, if required by law in the judgment of the Company, shall be accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of such holder, to such place designated in writing by such holder.
     If less than all of the Convertible Preferred Stock is converted pursuant to a conversion at the option of the Company, the Depositary will select the Depositary Shares to be converted pursuant to this Section 2.12 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable. If the Conversion Agent selects a portion of a holder’s Depositary Shares for partial conversion at the option of the Company and the holder converts a portion of the same share of Depositary Shares, the converted portion will be deemed to be from the portion selected for conversion.
     SECTION 2.13 Fractional Shares.
     No fractional shares of Common Stock will be issued to a holder of the Depositary Shares upon conversion. In lieu of fractional shares otherwise issuable, the holder will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Convertible Preferred Stock being converted, multiplied by the Closing Price (as defined in the Certificate of Designation) of the Common Stock on the trading day (as defined in the Certificate of Designation) immediately preceding the applicable conversion date, which shall be paid by the Company to the Depositary for the benefit of the holder in connection with any such conversion. The Depositary shall have no duty or obligation to investigate or inquire whether the amounts of funds paid by the Company to the Depositary for the benefit of the holder in connection with any such conversion are correct.

     SECTION 2.14 No Pre-Release
     The Depositary shall not deliver any deposited Convertible Preferred Stock evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Convertible Preferred Stock evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Convertible Preferred Stock deposited with the Depositary.
ARTICLE 3
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY
     SECTION 3.01 Filing Proofs, Certificates and Other Information.
     Any person presenting Convertible Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, guarantee of signature or other information and to execute such certificates as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to the Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Convertible Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed.
     SECTION 3.02 Payment of Fees and Expenses.
     Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses and taxes or other governmental charges to the extent provided in Section 5.07, or provide evidence satisfactory to the Depositary that such fees and expenses and taxes or other governmental charges have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Convertible Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Convertible Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.
     SECTION 3.03 Representations and Warranties as to Convertible Preferred Stock.
     In the case of the initial deposit of the Convertible Preferred Stock hereunder, the Company represents and warrants that such Convertible Preferred Stock and each certificate therefor are validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Convertible Preferred Stock and the issuance of Receipts.

     SECTION 3.04 Representation and Warranty as to Receipts and Depositary Shares.
     The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/1,000th fractional interest in a share of deposited Convertible Preferred Stock represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Convertible Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.
     SECTION 3.05 Taxes.
     The Company will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Depositary Shares or shares of Convertible Preferred Stock, Common Stock or other securities issued on account of Depositary Shares or certificates representing such shares or securities. The Company will not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, Depositary Shares, shares of Common Stock or other securities in a name other than that in which the Depositary Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
ARTICLE 4
THE CONVERTIBLE PREFERRED STOCK; NOTICES
     SECTION 4.01 Cash Distributions.
     Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Convertible Preferred Stock, including any cash received upon redemption of any shares of Convertible Preferred Stock pursuant to Section 2.03, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to and shall withhold from any cash dividend or other cash distribution in respect of the Convertible Preferred Stock represented by the Receipts held by any holder an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. The Depositary, however, shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to registered holders entitled thereto and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8EXP, Form W-8IMY, Form W8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence the Internal Revenue Code of 1986 as amended, may require withholding by the Depositary of a portion of any of the distribution to be made hereunder.
     SECTION 4.02 Distributions Other Than Cash.
     Whenever the Depositary shall receive any distribution other than cash on the deposited Convertible Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. The Depositary shall not make any distribution of securities to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered.
     SECTION 4.03 Subscription Rights, Preferences or Privileges.
     If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Convertible Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that if Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary of such requirement that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.
     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirement and to use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
     The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any Section of this Deposit Agreement unless and until it has received such notification.
     SECTION 4.04 Notice of Dividends; Fixing of Record Date for Holders of Receipts.
     Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Convertible Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Convertible Preferred Stock are entitled to vote or of which holders of such Convertible Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Convertible Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Convertible Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.
     SECTION 4.05 Voting Rights.
     Upon receipt of notice of any meeting at which the holders of deposited Convertible Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Convertible Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall insofar as practicable vote or cause to be voted the amount of Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Convertible Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each share of Convertible Preferred Stock is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/1000th of a vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Convertible Preferred Stock or cause such Convertible Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will vote all Depositary Shares held by it in proportion with any instructions received. The Depositary shall not exercise any discretion in voting any Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt.
     SECTION 4.06 Changes Affecting Convertible Preferred Stock and Reorganization Events.
     Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Convertible Preferred Stock, any Reorganization Event or any exchange of the Convertible Preferred Stock for cash, securities or other property, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) reflect such adjustments in the Depositary’s books and records in (a) the fraction of an interest represented by one Depositary Share in one share of Convertible Preferred Stock and (b) the ratio of the redemption price and the conversion rate per Depositary Share to the redemption price and the conversion rate, respectively, of a share of Convertible Preferred Stock, in each case as may be required by or as is consistent with the provisions of the Certificate of Designation to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Convertible Preferred Stock, of such Reorganization Event or of such exchange and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Convertible Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Convertible Preferred Stock. In any such case the Depositary may, upon the receipt of written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

     SECTION 4.07 Inspection of Reports.
     The Depositary shall make available for inspection by holders of Receipts at the Depositary Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Convertible Preferred Stock and made generally available to the holders of the Convertible Preferred Stock. In addition, the Depositary shall transmit, upon written request by the Company, certain notices and reports to the holders of Receipts as provided in Section 5.05.
     SECTION 4.08 Lists of Receipt Holders.
     Promptly upon request from time to time by the Company, the Registrar shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Registrar.
     SECTION 4.09 Withholding.
     Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property; provided, further, however, that with respect to a holder of Receipts that is a state governmental entity, before withholding and paying over to any U.S. federal, state or local tax authority any amount purportedly representing a tax liability of such holder pursuant to the Deposit Agreement or as a holder of the Convertible Preferred Stock, the Depositary or the Company or both will provide such holder (i) an explanation of the reasons such withholding and payment is required by law, or (ii) a copy of any written notice of the claim of any U.S. tax authority received by the Depositary or the Company that such withholding and payment is required by law and provide such holder the opportunity to contest such claim during any permitted period, provided that such contest by such holder does not subject the Depositary and/or the Company to any potential liability to such taxing authority of any such claimed withholding and payment.

ARTICLE 5
THE DEPOSITARY AND THE COMPANY
     SECTION 5.01 Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar.
     The Depositary shall maintain at the Depositary Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Convertible Preferred Stock and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Convertible Preferred Stock, all in accordance with the provisions of this Deposit Agreement.
     The Registrar shall keep books at the Depositary Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
     If the Receipts or the Depositary Shares evidenced thereby or the Convertible Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Convertible Preferred Stock are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Convertible Preferred Stock as may be required by law or applicable stock exchange regulations.
     SECTION 5.02 Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.
     None of the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or Transfer Agent, by reason of any provision, present or future, of the Certificate of Incorporation or, in the case of the Company, the Depositary, the Depositary’s Agent, the Transfer Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Transfer Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.
     SECTION 5.03 Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company.
     The Company does not assume any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited Convertible Preferred Stock), gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement. Neither the Depositary nor any Depositary’s Agent nor any Transfer Agent or Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person or entity other than for its bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary’s Agent nor any Transfer Agent or Registrar shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such person or entity alleged to be liable has knowledge of the possibility of such damages. Any liability of the Depositary and any Registrar or Transfer Agent under this Deposit Agreement will be limited to the amount of annual fees paid by the Company to the Depositary or any Registrar or Transfer Agent.
     None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Convertible Preferred Stock, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
     None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any person presenting Convertible Preferred Stock for deposit or any holder of a Receipt. The Depositary, any Depositary’s Agent, any Registrar or Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.
     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Convertible Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar or Transfer Agent.
     The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar or Transfer Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.
     It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Convertible Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.
     Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Convertible Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.
     The Company agrees that it will register the deposited Convertible Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.
     In the event the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary’s Agent, Transfer Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar.
     Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the President, any Vice President, the Treasurer, any Assistant Treasuer, Head of Corporate Finance, the Secretary or Assistant Secretary of the Company and delivered to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     The Depositary, the Depositary’s Agent, Transfer Agent or Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Stock or Depositary Shares.
     Notwithstanding anything herein to the contrary, no amendment to the Certificate of Designation shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, the Depositary’s Agent or Registrar hereunder.
     The Depositary, Transfer Agent and any Registrar hereunder:
          (i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;
          (ii) shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;
          (iii) shall not be obligated to take any legal or other action hereunder; if, however, the Depositary determines to take any legal or other action hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;
          (iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;
          (v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;
          (vi) may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;
          (vii) shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts;
          (viii) shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Depositary Shares or Receipts; and
          (ix) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.
     The obligations of the Company set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.
     SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary.
     The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the holders of Receipts.
     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed and have accepted appointment in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Convertible Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.
     Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.
     The provisions of this Section 5.04 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.
     SECTION 5.05 Notices, Reports and Documents.
     The Company agrees that it will deliver to the Depositary, and the Depositary, if requested in writing by the Company, will promptly after receipt of such notice, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports generally made available by the Company to holders of the Convertible Preferred Stock and not otherwise made publicly available. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.
     SECTION 5.06 Indemnification by the Company.
     The Company shall indemnify the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Transfer Agent or Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or shares of Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.06 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. In no event shall the Depositary have any right of set off or counterclaim against the Depositary Shares or the Convertible Preferred Stock.
     SECTION 5.07 Fees, Charges and Expenses.
     No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Convertible Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Convertible Preferred Stock at the option of the Company and all withdrawals of the Convertible Preferred Stock by holders of Receipts. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar or Transfer Agent (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.
ARTICLE 6
AMENDMENT AND TERMINATION
     SECTION 6.01 Amendment.
     The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect that the Company and the Depositary may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Convertible Preferred Stock pursuant to the Certificate of Incorporation shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and Section 2.07 and Article III, of any holder of any Receipts evidencing such Depositary Shares to surrender any Receipt with instructions to the Depositary to deliver to the holder the deposited Convertible Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

     SECTION 6.02 Termination.
     This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Convertible Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed or converted in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.
     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar under Section 5.06 and Section 5.07.
ARTICLE 7
MISCELLANEOUS
     SECTION 7.01 Counterparts.
     This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.
     SECTION 7.02 Exclusive Benefits of Parties.
     This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
     SECTION 7.03 Invalidity of Provisions.
     In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.

     SECTION 7.04 Notices.
     Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Company at:
Citigroup Inc.
153 East 53rd Street, 5th Floor
New York, New York 10043
Attention: Treasury Department
Fax: 212-793-2407
with a copy to :
Citigroup Corporate Law Department
425 Park Avenue, 2nd Floor
New York, New York 10043
Attention: General Counsel, Finance and Capital Markets
Fax: 212-793-4401
or at any other address of which the Company shall have notified the Depositary in writing.
     Any notices to be given to the Depositary, Transfer Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or telecopier confirmed by letter, addressed to the Depositary:
The Bank of New York
Newport Office Center VII
480 Washington Boulevard, 29th Floor
Jersey City, NJ 07310
Attention: Megan Mawer
Facsimile: 201-680-4604
with a copy to:
The Bank of New York
Newport Office Center VII
480 Washington Boulevard
Jersey City, NJ 07310
Attention: Legal Department
Facsimile: (201) 680-4610
     Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary provided that any record holder may direct the Depositary to deliver notices to such record holder at an alternate address or in a specific manner that is reasonably requested by such record holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.
     Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message) is deposited, postage prepaid, in a post office letter box, or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Company may, however, act upon any facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter as aforesaid.
     SECTION 7.05 Depositary’s Agents.
     The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.
     SECTION 7.06 Holders of Receipts Are Parties.
     The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such person executed this Deposit Agreement.
     SECTION 7.07 Governing Law.
     This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles thereof.
     SECTION 7.08 Inspection of Deposit Agreement and Certificate of Designation.
     Copies of this Deposit Agreement and the Certificate of Designation shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary Office by any holder of any Receipt.
     SECTION 7.09 Headings.
     The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, Citigroup Inc. and The Bank of New York have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

CITIGROUP INC.
By:	/s/ Vincent Fandozzi
	Name:	Vincent Fandozzi
	Title:	Co-Head of M&A and Authorized Officer

THE BANK OF NEW YORK, as Depositary, Conversion Agent, Registrar and Transfer Agent
By:	/s/ Megan Mawer
Authorized Signatory

Deposit Agreement
series K

Exhibit A
FORM OF FACE OF RECEIPT
     [THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FORM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS RECEIPT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED JANUARY 14, 2008, BETWEEN CITIGROUP INC. AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH CITIGROUP INC. THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.]
     [IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

Certificate Number	Number of Depositary Shares
CITIGROUP INC.
RECEIPT FOR DEPOSITARY SHARES
Each Representing 1/1,000th of a Share of
7% Non-Cumulative Convertible Preferred Stock, Series K
(par value $1.00 per share)
(liquidation preference $50,000 per share)
     The Bank of New York, as Depositary (the “Depositary”), hereby certifies that                                                            is the registered owner of                      Depositary Shares (“Depositary Shares”), each Depositary Share representing 1/1,000th of one share of 7% Non-Cumulative Convertible Preferred Stock, Series K, $1.00 par value per share and liquidation preference of $50,000 per share (the “Stock”), of Citigroup Inc., a Delaware corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated January 23, 2008 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

[Countersigned:		The Bank of New York, as Depositary

By:	]	By:
Authorized Signatory

[FORM OF REVERSE OF RECEIPT]
The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common	UNIF GIFT MIN ACT -
Custodian
		(Cust)	(Minor)

TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right of survivorship and not as tenants in common

(State)
Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
For value received,                      hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                         Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
                                         Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.
SIGNATURE GUARANTEED
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Exhibit B
Certificate of Designation
[See Exhibit 3.06]